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                                                                    EXHIBIT 10.5

                                                                    CONFIDENTIAL

EXECUTION COPY


                             WATCH MERCHANT PROGRAM
                       ADVERTISING AND PROMOTION AGREEMENT

This Advertising and Promotion Agreement (this "Agreement") is entered into as of February 26, 1999 (the "Effective Date") between YAHOO! INC., a California corporation with offices at 3420 Central Expressway, Santa Clara, CA 95051 ("Yahoo") and NEWWATCH COMPANY, a Texas corporation with offices at 3355 West Alabama - Suite 175, Houston, Texas 77098 ("Newwatch").

In consideration of the mutual promises contained in this Agreement, Yahoo and Newwatch hereby agree as follows:

SECTION 1: DEFINITIONS.

The following terms are used in this Agreement with the respective meanings set forth below:

      1.1 "Category Pages" shall mean those Pages identified as such on Exhibit A.

      1.2 "Click-through" shall mean a user's "pressing" or "clicking" on any Newwatch Link as measured by Yahoo's advertiser reporting system.

      1.3 "Launch Date" shall mean the date on which Yahoo first activates a Newwatch Link.

      1.4 "Newwatch Banner" shall mean an advertising promotion substantially similar in form as that set forth on Exhibit B and which meets the following criteria: (a) promotes the on-line sale of Watch Products,
          (b) has dimensions no larger than 468 pixels wide by 60 pixels high,
          (c) is in .GIF, .GIF89A or .JPEG format, (d) does not have "looped" animation, (e) does not have any animation longer than six (6) seconds, (f) has a file size no greater than 12K, and (f) will permit users to navigate directly to a page relating to Watch Products on the Newwatch Site. Yahoo may modify these specifications at its discretion.

      1.5 "Newwatch Button" shall mean a link substantially similar in form as that set forth on Exhibit B that: (a) contains a Newwatch logo and has dimensions no larger than 88 pixels wide by 31 pixels high, (b) does not contain animation, (c) has a file size no greater than 2K,
          (d) will permit users to navigate directly to a Page on the Newwatch Site relating to the online sale of Watch Products, (e) contain alternative text of no more than ten (10) characters when placed on a Yahoo Directory Page or sixteen (16) characters when placed on a Yahoo Keyword Page and (f) contain three text links if the Newwatch Button is on Yahoo Directory Pages or one text link if the Newwatch Button is on a Yahoo Keyword Pages of no more than 16 characters. Yahoo may modify these specifications at its discretion.

     1.6 "Newwatch Front Page Promotion" shall mean a promotion substantially similar in form as that set forth on Exhibit B that: (a) has dimensions no larger than 230 pixels wide by 33 pixels high and promotes Watch Products, (b) has no animation longer than six seconds, (c) does not have "looped" animation, and (d) has a file size no greater than 3K.


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          In addition, the Newwatch Front Page Promotion shall comply with
          Yahoo's current front-page promotion guidelines attached as Exhibit D, which may be modified by Yahoo at its discretion.

      1.7 "Newwatch Link" shall mean any link placed by Yahoo under this Agreement, including, without limitation, the Newwatch Banner, Newwatch Shopping Banner, Newwatch Button, Newwatch Mail Button, Newwatch Shopping Module and Newwatch Front Page Promotion.

     1.8 "Newwatch Mail Button" shall mean a link substantially similar in form as that set forth on Exhibit B that: (a) On the "welcome pages":
          (i) contains a Newwatch logo with dimensions no Larger than 88 pixels wide by 31 pixels high and has no animation, (ii) promotes Watch Products, (iii) has a text message of not more than 50 characters (2 lines of not more than 25 characters each) below the button; (b) In the email sent to users: (i) all pages will be emailed by Yahoo, (ii) the same message will be sent to all users, (iii) the email may contain text and graphics not to exceed 30K total; and (c) on the "log out" pages: (i) contains a Newwatch logo with dimensions no larger than 88 pixels wide by 31 pixels high and has no animation;
          (ii) includes an HTML drop-down box with up to 10 items, 25 characters maximum per line; (iii) includes a text message of not more than 25 characters describing the drop-down box content. Yahoo may modify these specifications at its discretion.

     1.9 "Newwatch Site" shall mean the web site owned by Newwatch currently located at http://www.newwatch.com.

     1.10 "Newwatch Shopping Module" shall mean a promotion substantially similar in form as that set forth on Exhibit B that: (a) has dimensions no larger than 150 pixels wide by 275 pixels high, (b) visually promotes a Watch Product for sale in Newwatch's Yahoo Store that is not a special offer or promotion, (c) contains text with the name of the product (and nothing else) that does not exceed fifty
          (50) characters, (d) does not contain animation, (e) is in JPEG or GIF format, (e) has a file size no greater than 20K, (f) contains an optional Newwatch logo which shall be no greater than ten percent (10%) of the image space in the Module, (g) will permit users to navigate directly to a Page in the Newwatch Store relating to the Watch Product promoted in the module and (h) specifies the price of the product being sold. Yahoo may modify these specifications at its discretion.

     1.11 "Newwatch Store" shall mean an online store created with Yahoo Store technology and located in the Yahoo Store.

     1.12 "Page" means any World Wide Web page (or, for online media other than Web sites, the equivalent unit of the relevant protocol).

     1.13 "Page View" shall mean a user's request for a Page as measured by Yahoo's advertiser reporting system.

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     1.14 "Page View Obligations" shall be Yahoo's obligations to put Newwatch links on its pages as set forth in Sections 5.1 and 5.2 of this Agreement.

     1.15 "Run of Network" shall mean banners rotating throughout the Yahoo Properties.

     1.16 "Search Results Pages" shall mean those Pages identified as such on Exhibit A.

     1.17 "Watch Merchant" shall mean any company or other entity engaged in the online sale of Watch Products.

     1.18 "Watch Merchant Program" shall mean Yahoo's program consisting of certain marketing, advertising and promotional activities with Watch Merchants.

     1.19 "Watch Products" shall mean timepieces meant to be worn or carried, as well as associated accessories such as replacement batteries or watchbands.

     1.20 "Term" shall mean the period beginning on the Launch Date and continuing for a period of twelve (12) months.

     1.21 "Yahoo Mail Pages" shall mean those Pages identified as such on Exhibit A.

     1.22 "Yahoo Main Site" shall mean Yahoo's principal U.S. based directory to the World Wide Web currently located at http://www.yahoo.com.

     1.23 "Yahoo Properties" shall mean any Yahoo branded or co-branded media properties, including, without limitation, Internet guides, that are developed in whole or in part by Yahoo or its affiliates.

     1.24 "Yahoo Shopping Pages" shall mean those Pages identified as such on Exhibit A.

     1.25 "Yahoo Store" shall mean that Yahoo branded property containing various online stores and currently located at http://store.yahoo.com.

SECTION 2: LINKS TO NEWWATCH.

     2.1 Newwatch Banner. Yahoo shall provide the Newwatch Banner on the Category Pages designated on Exhibit A and on pages associated with the keywords specified on Exhibit A on a rotating basis until its Page View Obligations are met.

     2.2 Newwatch Button. Yahoo shall provide the Newwatch Button on the Category Pages and Search Results Pages designated in Exhibit A, during the Term. Each Newwatch Button and associated text links shall promote Watch Products and permit users to navigate directly to a Page on the Newwatch Site relating to the Watch Products relevant to the Category Page or Search Results Page on which such Button and text link appears.

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      2.3 Newwatch Mail Button. Yahoo shall provide the Newwatch Mail Button on the Yahoo Mail Pages on a rotating basis until its Page View Obligations are met.

      2.4 Newwatch Shopping Module. Yahoo shall provide the Newwatch Shopping Module in the Apparel/Accessories area within Yahoo Shopping on a rotating basis until its Page View Obligations are met.

      2.5 Newwatch Front Page Promotion. Yahoo shall provide the Newwatch Front Page Promotion on a rotating basis until its Page View obligations are met, on the home page of the Yahoo Main Site, currently located at http://www.yahoo.com in connection with the following four "multi-sponsored" promotions: (i) Mother's Day 1999, (ii) Father's Day 1999, (iii) Holiday Extravaganza 1999 and (iv) Valentine's Day 2000.

      2.6 Newwatch Store. Newwatch agrees to open an online store at Yahoo Store and to abide by the specifications, terms and conditions of the Yahoo Store program as further detailed at http://store.yahoo.com.

      2.7 Limited Exclusivity. Yahoo shall not include merchant buttons promoting or pointing directly to pages selling Watch Products on the Yahoo pages containing a Newwatch Button. This restriction applies to buttons only and Yahoo is in no way restricted from (a) displaying any non-button advertising on the pages containing a Newwatch Button or (b) providing links to other merchants as a part of Yahoo's search or editorial directory on a Yahoo page containing a Newwatch Button.

3 IMPLEMENTATION.

      3.1 Subject to the provisions of this Agreement, Yahoo will be solely responsible for the user interface and placement of the Newwatch Links and Newwatch shall be solely responsible for and shall provide
          Yahoo with all artwork and design elements of the Newwatch Links.

      3.2 Newwatch shall promptly provide Yahoo all URLs, URL formats (as appli-cable), content, and other materials necessary for Yahoo to provide the Newwatch Links. All content and material contained in the Newwatch Links are subject to Yahoo's approval and must comply with all applicable federal, state and local laws, rules and regulations, including, without limitation, consumer protection laws and rules and regulations governing product claims, truth in labeling, and false advertising.

      3.3 Newwatch hereby grants to Yahoo a non-exclusive, worldwide, fully paid license to use, reproduce and display Newwatch's trade names, trademarks, service names, other proprietary marks and any other intellectual property provided by Newwatch to Yahoo, as is reasonably necessary to perform its obligations under this Agreement.

      3.4 In no event shall any Page on the Newwatch Site to which users Click-through from any Newwatch Link, contain graphic or textual hyperlinks, banner advertisements or promotions of any navigational guides or other online services similar to Yahoo including, but not limited to: Amazon, America Online, CNET/Snap, Disney, eBay,

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          Excite, Infoseek/Go Network, Lycos, Microsoft, Netscape, and their successors.

      3.5 Newwatch shall place a Yahoo graphic or text link on all Pages of the Newwatch Site to which users Click-through from any Newwatch Link. Such Yahoo graphic or text link shall (a) be placed in a manner approved by Yahoo, (b) contain the Yahoo name and/or logo as provided by Yahoo and (c) directly link the user back to a Page on the Yahoo Properties designated by Yahoo.

      3.6 The Newwatch Site shall comply with the scale, speed and performance requirements mutually agreed upon by the parties but in no event shall be less than that provided by the Yahoo Main Site.

4 RIGHT OF FIRST PRESENTATION.

      4.1 Within thirty (30) days prior to the expiration of the Term, Yahoo will provide written notice to Newwatch in the event that Yahoo, at its sole discretion, elects to extend this Watch Merchant Program. Yahoo shall describe Yahoo's reasonable business requirements for the extension in its written notice to Newwatch. The parties will use good-faith efforts to negotiate and execute a written extension to this Agreement under reasonable terms and conditions. If Newwatch declines to commence good faith negotiations with Yahoo within ten
          (10) days after receiving such written notice from Yahoo, or if the parties fail to reach agreement within ten (10) days following the commencement of good faith negotiations (or such later date as is agreed by the parties), Yahoo may offer the opportunity to any third party.

      4.2 Yahoo will provide written notice to Newwatch in the event that Yahoo, at its sole discretion, elects to create a new promotional opportunity similar and scope and nature to the program contemplated by this Agreement, primarily related to Watch Products on a site solely owned, created and branded by Yahoo and targeted to the U.S. audience. Yahoo shall describe Yahoo's reasonable business requirements for the new promotional opportunity in its written notice to Newwatch. If Newwatch declines to commence good faith negotiations with Yahoo within ten (10) days after receiving such written notice from Yahoo, or if the parties fail to reach agreement within ten (10) days following the commencement of good faith negotiations (or such later date as is agreed by the parties), Yahoo may offer the opportunity to any third party. Advertising and promotional opportunities that are in the normal course of Yahoo's business including, but not limited to, banner ads on category pages and keyword search results pages, shall not be considered new promotional opportunities for the purposes of this Section 4.2.

5 PAGE VIEWS.

      5.1 With respect to the Newwatch Links, Yahoo shall deliver a minimum of
          * Page Views.

      5.2 Yahoo will use reasonable commercial efforts to deliver such Page Views as follows: * Page Views of the Newwatch Button; * Page Views of the Newwatch Banner; * Page

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           Views of the Newwatch Front Page Promotion; and * Page Views of the
           Newwatch Shopping Module. Notwithstanding the foregoing, Yahoo's Page View obligations are with respect to the program as a whole as set forth in Section 5.1 above and Yahoo shall not be in breach of this Agreement for failure to deliver the number of Page Views in any of the areas set forth in this Section 5.2.

      5.3 In the event that Yahoo fails to deliver the number of Page Views referred to in Section 5.1 above by the expiration of the Term, Yahoo will "make good" the shortfall by extending its obligations under
          Section 2 in the areas of the Yahoo Main Site set forth therein (or similar inventory) beyond the end of the Term until the Yahoo Page View Obligations are satisfied. The provisions set forth in this
          Section 5.3 set forth the entire liability of Yahoo, and Newwatch's sole remedy, for Yahoo's breach of its Page View obligations set forth in this Section 5.

      5.4 Yahoo shall provide Newwatch access to an electronic database that describes Yahoo's calculation of the Page Views. The database will be updated according to Yahoo's standard procedure for providing such updates.

6 COMPENSATION

      6.1 Slotting Fee. In consideration of Yahoo's performance and obligations as set forth herein, Newwatch will pay Yahoo a non-refundable slotting fee equal to one million two hundred seventy four thousand dollars ($1,274,000). Such fee shall be payable as follows: (i) five hundred fifty thousand dollars ($550,000) upon execution of this Agreement, three hundred thousand dollars ($300,000) of such payment designated as a set up fee for design, consultation, development, implementation and placement of the Newwatch Links; (ii) two hundred fifty thousand dollars ($250,000) payable on each of May 15, 1999 and August 15, 1999 (iii) two hundred fifty thousand dollars ($250,000) on or before November 15, 1999.

      6.2 Payment Information. All payments herein are non-refundable and non-creditable and shall be made by Newwatch via wire transfer into Yahoo's main account pursuant to the wire transfer instructions set forth on Exhibit C.

      6.3 Late Payments. Any portion of the above payments which has not been paid to Yahoo within ten (10) days of the dates set forth above shall bear interest at the lesser of (i) one percent (1%) per month or (ii) the maximum amount allowed by law. Notwithstanding the foregoing, any failure by Newwatch to make the payments specified in Sections 6.1 and
          6.2 on the dates set forth therein shall constitute a material breach of this Agreement.

      6.4 Creditworthiness. On or before the date of this Agreement, Newwatch shall provide Yahoo with sufficient information and assurances to demonstrate to Yahoo's satisfaction that Newwatch has the ability to make the payments described in Section 6.1. It is expressly understood that Newwatch's failure to provide such information and assurances shall be a material breach of this Agreement and, in addition to any other

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          rights that it may possess, afford Yahoo the right to immediately suspend its performance under this Agreement.

7 TERMINATION.

      7.1 Term. Unless terminated as provided herein, this Agreement shall remain in effect for the Term.

      7.2 Termination by Either Party with Cause. This Agreement may be terminated at any time by either party: (i) immediately upon written notice if the other party: (a) becomes insolvent; (b) files a petition in bankruptcy; or (c) makes an assignment for the benefit of its creditors; or (ii) thirty (30) days after written notice to the other party of such other party's breach of any of its obligations under this Agreement in any material respect (ten (10) days in the case of a failure to pay), which breach is not remedied within such notice period. In the event that Yahoo provides a notice of termination under clause (ii) above, Yahoo shall have the right to suspend performance under Section 2 of this Agreement for the notice period unless and until the breach is fully remedied by Newwatch prior to the expiration of the notice period.

      7.3 Termination by Yahoo. Yahoo may terminate this Agreement upon forty-five (45) days written notice to Newwatch if at any time during the Term Yahoo reasonably determines that (i) the Newwatch Site is not fully operational with support for conducting on-line sales of Watch Products, or (ii) the Newwatch Site is no longer one of the top ten (10) sites for the on-line sale of Watch Products (as determined, to the extent practical, over a reasonable period of time, by an independent, qualified and industry-recognized third party based on the quantity and quality of customers and product offerings).

      7.4 Survival. The provisions of Sections 7, 8, 9, 10, 11 and 12 shall survive expiration or termination of this Agreement.

8 CONFIDENTIAL INFORMATION AND PUBLICITY.

      8.1 Terms and Conditions. The terms and conditions of this Agreement shall be considered confidential and shall not be disclosed to any third parties except to such party's accountants, attorneys, or except as otherwise required by law. Neither party shall make any public announcement regarding the existence of this Agreement without the other party's prior written approval and consent.

      8.2 Publicity. Any and all publicity relating to this Agreement and subsequent transactions between Yahoo and Newwatch and the method of its release shall be approved in advance of the release by both Yahoo and Newwatch.

      8.3 Nondisclosure Agreement. Yahoo and Newwatch acknowledge and agree to the terms of the Mutual Nondisclosure Agreement attached hereto as Exhibit E with respect to the use and disclosure of confidential information and all discussions pertaining to or leading to this Agreement.

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      8.4 User Data. All information and data provided to Yahoo by users of the
          Yahoo Properties or otherwise collected by Yahoo relating to user activity on the Yahoo Properties shall be retained by and owned solely by Yahoo. All information and data provided to Newwatch on the Newwatch Site or otherwise collected by Newwatch relating to user activity on the Newwatch Site shall be retained by and owned solely by Newwatch. Each party agrees to use such information only as authorized by the user and shall not disclose; sell, license or otherwise transfer any such user information to any third party or use the user information for the transmission of "junk mail," spam," or any other unsolicited mass distribution of information.

      8.5 Privacy of User Information. Newwatch shall ensure that all information provided by users of the Newwatch Site is maintained, accessed and transmitted in a secure environment and in compliance with security specifications to be mutually agreed upon by the parties. Newwatch shall provide a link to its policy regarding the protection of user data on those pages of the Newwatch Site where the user is requested to provide personal or financial information.

 9 INDEMNIFICATION,

      9.1 Newwatch, at its own expense, will indemnify, defend and hold harmless Yahoo and its employees, representatives, agents and affiliates, against any claim, suit, action, or other proceeding brought against Yahoo based on or arising from a claim that any Newwatch trademark, service mark or other Newwatch brand feature, any material, product or service produced, distributed, offered or provided by Newwatch, or any material presented on the Newwatch Site, infringes in any manner any copyright, patent, trademark, trade secret or any other intellectual property right of any third party, is or contains any material or information that is obscene, defamatory, libelous, slanderous, or that violates any law or regulation, or that otherwise violates any rights of any person or entity, including, without limitation, rights of publicity, privacy or personality, or has otherwise resulted in any consumer fraud, product liability, tort, breach of contract, injury, damage or harm of any kind to any third party; provided, however, that in any such case:
          (a) Yahoo provides Newwatch with prompt notice of any such claim; (b) Yahoo permits Newwatch to assume and control the defense of such action upon Newwatch's written notice to Yahoo of its intention to indemnify; and (c) upon Newwatch's written request, and at no expense to Yahoo, Yahoo will provide to Newwatch all available information and assistance necessary for Newwatch to defend such claim. Newwatch will not enter into any settlement or compromise of any such claim, which settlement or compromise would result in any liability to Yahoo, without Yahoo's prior written consent, which shall not unreasonably be withheld. Newwatch will pay any and all costs, damages, and expenses, including, but not limited to, reasonable attorneys' fees and costs awarded against or otherwise incurred by Yahoo in connection with or arising from any such claim, suit, action or proceeding.

10 LIMITATION OF LIABILITY.
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     10.1 EXCEPT AS PROVIDED IN SECTION 9, UNDER NO CIRCUMSTANCES SHALL
          NEWWATCH, YAHOO, OR ANY OF THEIR RESPECTIVE AFFILIATES BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES ARISING FROM THIS AGREEMENT, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS.

11 INSURANCE.

     11.1 Newwatch agrees that it will maintain insurance with a carrier that is reasonably acceptable by Yahoo and with coverage for commercial general liability and errors and omissions of at least one million dollars per occurrence. Newwatch will name Yahoo as an additional insured on such insurance and will provide evidence of such insurance to Yahoo within ten (10) days of the Effective Date. Such insurance policy shall not be cancelled or modified without Yahoo's prior written consent.

12 GENERAL PROVISIONS.

     12.1 Independent Contractors. It is the intention of Yahoo and Newwatch that Yahoo and Newwatch are, and shall be deemed to be, independent contractors with respect to the subject matter of this Agreement, and nothing contained in this Agreement shall be deemed or construed in any manner whatsoever as creating any partnership, joint venture, employment, agency, fiduciary or other similar relationship between Yahoo and Newwatch.

     12.2 Entire Agreement. This Agreement, together with all Exhibits hereto, represents the entire agreement between Yahoo and Newwatch with respect to the subject matter hereof and thereof and shall supersede all prior agreements and communications of the parties, oral or written, including without limitation the Letter of Intent executed on February 3, 1999 between Yahoo and Newwatch.

     12.3 Amendment and Waiver. No amendment to, or waiver of, any provision of this Agreement shall be effective unless in writing and signed by both parties. The waiver by any party of any breach or default shall not constitute a waiver of any different or subsequent breach or default.

     12.4 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California without regard to the conflicts of laws principles thereof.

     12.5 Successors and Assigns. Neither party shall assign its rights or obligations under this Agreement without the prior written consent of the other party, which consent shall not unreasonably be withheld or delayed. Notwithstanding the foregoing, either party may assign this Agreement to an entity who acquires substantially all of the stock

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          or assets of a party to this Agreement; provided that consent will be required in the event that the non-assigning party reasonably determines that the assignee will not have sufficient capital or assets to perform its obligations hereunder, or that the assignee is a direct competitor of the non-assigning party. All terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted transferees, successors and assigns.

     12.6 Force Majeure. Neither party shall be liable for failure to perform or delay in performing any obligation (other than the payment of money) under this Agreement if such failure or delay is due to fire, flood, earthquake, strike, war (declared or undeclared), embargo, blockade, legal prohibition, governmental action, riot, insurrection, damage, destruction or any other similar cause beyond the control of such party.

     12.7 Notices. All notices, requests and other communications called for by this agreement shall be deemed to have been given immediately if made by facsimile or Electronic mail (confirmed by concurrent written notice sent via overnight courier for delivery by the next business day), if to Yahoo at 3420 Central Expressway, Santa Clara, CA 95051,
          Fax: (408) 731-3301 Attention: Vice President, Business Development (e-mail: ellen@yahoo-inc.com), with a copy to its General Counsel (e-mail: jplace@yahoo-inc.com), and if to Newwatch at the physical and Electronic mail addresses set forth on the signature page of this Agreement, or to such other addresses as either party shall specify to the other. Notice by any other means shall be deemed made when actually received by the party to which notice is provided.

     12.8 Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason, such invalidity, illegality or unenforceability shall not effect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     12.9 Sole Responsibility. Newwatch will remain solely responsible for the operation of the Newwatch Site, and Yahoo will remain solely responsible for the operation of the Yahoo Main Site. Each party: (a) acknowledges that the Newwatch Site and the Yahoo Main Site may be subject to temporary shutdowns due to causes beyond the operating party's reasonable control; and (b) subject to the terms of this Agreement retains sole right and control over the programming, content and conduct of transactions over its respective Internet-based service.

    12.10 Counterparts. This Agreement may be executed in two counterparts, both of which taken together shall constitute a single instrument. Execution and delivery of this Agreement may be evidenced by facsimile transmission.

    12.11 Authority. Each of Yahoo and Newwatch represents and warrants that the negotiation and entry of this Agreement will not violate, conflict with, interfere with, result in a breach of, or constitute a default under any other agreement to which they are a party.

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    12.12 Attorneys Fees. The prevailing party in any action to enforce this
          Agreement shall be entitled to reimbursement of its expenses, including reasonable attorneys' fees.

[Signature page follows]


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This Advertising and Promotion Agreement has been executed by the duly authorized representatives of the parties, effective as of the Effective Date.

YAHOO! INC.                                  NEW WATCH, INC.
By: /s/ ELLEN SIMINOFF                       By:  /s/ JAMES WHITCOMB
    --------------------------------             ---------------------------
Name: Ellen Siminoff                         Name:    James Whitcomb
Title: Vice President, Business Development      ---------------------------
Attn: VP, Business Development
3420 Central Expressway                      Title:
Santa Clara, CA 95051                               ------------------------
Tel.: (408) 731-3300                         Attn:
Fax:  (408) 731-3302                               -------------------------
e-mail: ellen@yahoo-inc.com
                                             Tel:
                                                 ---------------------------
                                             Fax:
                                                 ---------------------------







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                                   EXHIBIT A
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                                       *

[Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.]
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                                   EXHIBIT B
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                    [INSERT SCREEN SHOTS OF NEWWATCH LINKS]
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                                   EXHIBIT C
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                           Wire Transfer Instructions

                           Yahoo's Bank Information:


Institution Name:             Imperial Bank
Institution Address:          Inglewood, CA
ABA:                          122 201 444
Beneficiary Name:             Yahoo! Inc.
Beneficiary Account Number:   0017-063-286
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                                   EXHIBIT D
                                   ---------

                    (attach front page promotion guidelines)

EXECUTION COPY


                                   EXHIBIT E

                        MUTUAL NON-DISCLOSURE AGREEMENT

         This Agreement governs the disclosure of information by and between Yahoo! Inc., a California corporation, and Newwatch Company, a [Texas] corporation with offices at 3355 West Alabama - Suite 175, Houston, Texas 77098 ("Participant").

1. The "Confidential Information" is that confidential, proprietary, and trade secret information being disclosed by the disclosing party described as (please be specific):

         Yahoo Confidential Information (owned by Yahoo and any of its affiliates):

page view projections, product plans, business plans, __________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

         Participant Confidential Information:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

2. Except as set forth in this Section 2, all Confidential Information shall be in tangible form and shall be marked as Confidential or proprietary information of the disclosing party. If the Confidential Information is disclosed orally or visually, it shall be identified as such at the time of disclosure and confirmed in a writing to the recipient within thirty (30) days of such disclosure.

3. Each of the parties agrees that it will not make use of, disseminate, or in any way disclose any Confidential Information of the other party to any person, firm or business, except to the extent necessary for negotiations, discussions, and consultations with personnel or authorized representatives of the other party and any purpose the other party may hereafter authorize in writing. Each of the parties agrees that it shall disclose Confidential Information of the other party only to those of its employees who need to know such information and who have previously agreed, either as a condition to employment or in order to obtain the Confidential Information, to be bound by terms and conditions substantially similar to those of this Agreement.

4. There shall be no liability for disclosure or use of Confidential Information which is (a) in the public domain through no fault of the receiving party (b) rightfully received from a third party without any obligation of confidentiality, (c) rightfully known to the receiving party without any limitation on use or disclosure prior to its receipt from the disclosing party, (d) independently developed by the receiving party (e) generally made available to third parties without any restriction on disclosure, or (f) communicated in response to a valid order by a court or other governmental body, as otherwise required by law, or as necessary to establish the rights of either party under this Agreement (provided that the party so disclosing has provided the other party with a reasonable opportunity to seek protective legal treatment for such Confidential Information).

5. "Residual Information" shall mean any Confidential Information of the disclosing party which may be retained in intangible form in the minds of those individuals of the receiving party who have had proper access to such Confidential Information. Notwithstanding anything else in this Agreement, the receiving party shall be free to use any Residual Information for any purpose whatsoever, including, without limitation, the development of its own products, or business, provided that such party shall not be entitled to disclose Residual Information to any third parties unless such disclosure is in the course of, or as part of, any disclosure of its own products or business or their development.

6. Each of the parties agrees that it shall treat all Confidential Information of the other party with the same degree of care as it accords to its own Confidential Information, and each of the parties represents that it exercises reasonable care to protect its own Confidential Information.

7. Each of the parties agrees that it will not modify, reverse engineer, decompile, create other works from, or disassemble any software programs contained in the Confidential Information of the other party unless otherwise specified in writing by the disclosing party.

8. All materials (including, without limitation, documents, drawings, models, apparatus, sketches, designs and lists) furnished to one party by the other, and which are designated in writing to be the property of such party, shall remain the property of such party and shall be returned to it promptly at its request, together with any copies thereof.

9. This Agreement shall govern all communications between the parties that are made during the period from the effective date of the Agreement to the date on which either party receives from the other written notice that subsequent communications shall not be so governed, provided, however, that each party's obligations under Sections 2 and 3 with respect to Confidential Information of the other party which it previously received shall continue unless and until such Confidential Information falls within Sections 4 or 5. Neither party shall communicate any information to the other in violation of the proprietary rights of any third party. Neither party acquires any licenses under any intellectual property rights of the other party under this Agreement.